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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-300543) pertaining to The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan of our report dated March 25, 2002, with respect to the financial statements of The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2002